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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Form S-4 registration statement for Employee Solutions, Inc. We also consent to the application of our report to the additional note labeled Subsequent Event - Issuance of Notes Payable to the Company's audited financial statements included therein.


                                                 Arthur Andersen LLP


Phoenix, Arizona,
  October 28, 1997.